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Exhibit 21.1

Subsidiaries of Provo International, Inc.

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                           Name                                     Jurisdiction
                           ----                                     ------------
WOW Factor, Inc.                                                     New Jersey

CLEC Communications Corporation.                                     Delaware

FNT Communications Corporation                                       New York

Provo US Inc.                                                        Delaware

Proyecciones y Ventas Organizadas S.A. de C.V                        Mexico

FS Provo, S.A. de C.V.                                               Mexico

Proyecciones y Ventas Organizadas del D.F., S.A. de C.V.             Mexico

Proyecciones y Ventas Organizadas de Occidente, S.A. de C.V.         Mexico

Tilgo, S.A. de C.V.                                                  Mexico

Tarnor, S.A. de C.V.                                                 Mexico

PTL Administradora, S.A. de C.V.                                     Mexico
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